EXHIBIT 23.2



                   [Merdinger, Fruchter, Rosen & Company, P.C.
                    Certified Public Accountants Letterhead]


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in this registration statement on Form S-8 of AMERICAN SPORTS DEVELOPMENT GROUP, INC. of our report, dated January 25, 2002, relating to the financial statements of AMERICAN INFLATABLES, INC. for the year ended December 31, 2001, which report appears in the annual report on Form 10-KSB of AMERICAN INFLATABLES, INC. for the year ended December 31, 2001.

We also consent to the incorporation by reference of our report, dated March 1, 2002, except for Note 16 as to which the date is May 17, 2002, relating to the consolidated financial statements of American Sports Development Group, Inc. and Subsidiaries, which appear in Form 8-KA filed on July 31, 2002. We also consent to the reference to our firm under the caption "Experts."

                 /s/ Merdinger, Fruchter, Rosen & Company, P.C.
                          Certified Public Accountants


New York, New York
September 26, 2002